Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated April 3, 2026, relating to the financial statement of Tap US Private Equity Fund of Funds, as of March 31,2026, and to the references to our firm under the heading “Independent Registered Public Accounting Firm; Legal Counsel” in the Prospectus and Statement of Additional Information.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Philadelphia, PA

April 17, 2026